Exhibit 99.1
Kilroy Realty
Supplemental Financial Report
Q3 2026
Kilroy Oyster Point, South San Francisco, CA
i

Where Innovation Works
KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL AND OPERATIONAL RESULTS
---------------
LOS ANGELES, October 22, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial and operational results for the third quarter ended September 30, 2026.
“Momentum in our West Coast markets continued to accelerate in the third quarter, with over 800,000 square feet of long-term leases signed, representing one of the Company’s highest quarterly leasing volumes since 2019,” said Angela Aman, Chief Executive Officer. “The breadth of activity was particularly notable, as we recorded sequential leased occupancy gains across all five of our regions and strong re-leasing spreads, driven by activity from a wide variety of users and industries. Looking ahead, our high-quality portfolio, solid balance sheet, and nimble approach position us well to capitalize on the real-time fundamental improvements we are seeing across our regions.”
Financial Results
•Revenues of $271.6 million for the quarter ended September 30, 2026, as compared to $279.7 million for the quarter ended September 30, 2025
•Net income available to common stockholders of $15.5 million, or $0.13 per diluted share, for the quarter ended September 30, 2026, as compared to $156.2 million, or $1.31 per diluted share, for the quarter ended September 30, 2025
•Funds from operations (“FFO”) of $104.6 million, or $0.88 per diluted share, for the quarter ended September 30, 2026, as compared to $130.6 million, or $1.08 per diluted share, for the quarter ended September 30, 2025
Leasing and Occupancy
•Stabilized Portfolio was 76.9% occupied and 83.0% leased at September 30, 2026, representing 610 basis points of leases signed but not yet commenced
◦Excluding Kilroy Oyster Point Phase 2 (“KOP 2”), the Stabilized Portfolio was 80.7% occupied and 84.8% leased at September 30, 2026, representing 410 basis points of leases signed but not yet commenced
•During the quarter, signed approximately 815,000 square feet of leases
◦Leasing activity was comprised of 345,000 square feet of new leasing on previously vacant space, 127,000 square feet of new leasing on currently occupied space, and 343,000 square feet of renewal leasing
▪Renewal leasing included a 12-year, approximately 243,000 square-foot renewal at Crossing 900 with Box, Inc., a leading content management company
▪Leasing activity during the quarter included approximately 12,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter increased 30.6% and 9.7%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
◦Excluding leases signed on space vacant for more than 12 months, GAAP and cash rents on leases signed during the quarter increased
37.9% and 13.9%, respectively
Land Site Under Contract
•In August, entered into an agreement, subject to a non-refundable deposit, to sell the land at Kilroy East Village in San Diego for $19.5 million in gross sales proceeds. The transaction is anticipated to close during the fourth quarter
Balance Sheet / Liquidity
•In July, repaid the outstanding $200.0 million of 4.350% Private Placement Senior Notes Series B due October 2026, at par
ii

Where Innovation Works
Dividend
•The Board of Directors declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of
$2.16 per share. The dividend was paid on October 14, 2026 to stockholders of record on September 30, 2026 (the ex-dividend date)
iii

Where Innovation Works
Net Income Available to Common Stockholders / FFO Guidance
The Company is updating Nareit-defined FFO per share guidance for the full year 2026 to $3.55 to $3.59 per diluted share, from the previous range of $3.49 to $3.63. The table below reflects key assumptions for 2026 guidance.

Key Assumptions	July 2026 Assumptions	Current Assumptions
Average full year occupancy	76.50% to 78.00%	77.00% to 77.50%
Average full year occupancy excluding KOP 2	80.50% to 81.50%	80.75% to 81.25%
Same Property Cash Net Operating Income (“NOI”) growth (1)	0.25% to 1.25%	0.75% to 1.00%
NOI from Development Properties (2)	$(22.5) to $(24.0) million	+/- $(21.0) million
Non-Cash GAAP NOI adjustments (1) (3)	$13.0 to $15.0 million	$13.0 to $14.0 million
GAAP lease termination fee income	$3.0 to $4.5 million	$1.1 to $1.5 million
General and administrative and Leasing costs	$(87.5) to $(89.5) million	$(89.5) to $(90.5) million
Interest income	$2.0 to $3.0 million	+/- $3.0 million
Gross interest expense	$(208.0) to $(209.5) million	$(207.5) to $(208.5) million
Capitalized interest (4)	$48.5 to $49.5 million	$49.0 to $49.5 million
Total development spending (5)	+/- $150.0 million	+/- $150.0 million
Operating property dispositions	$347.5 to $500.0 million	$347.5 to $500.0 million

	Full Year 2026 Range as of July 2026		Full Year 2026 Range as of October 2026
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.08	$0.22	$0.23	$0.27

Weighted average common shares outstanding - diluted (6)	118,100	118,100	117,500	117,500

Net income available to common stockholders	$9,055	$25,743	$26,607	$31,375
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000	17,000	17,000
Depreciation and amortization of real estate assets	379,400	379,400	369,000	369,000
Gain on sale of depreciable operating property	(23,525)	(23,525)	(23,525)	(23,525)
Impairment of real estate assets	61,778	61,778	61,778	61,778
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)	(28,000)	(28,000)
Funds From Operations (1)	$416,008	$432,696	$423,160	$427,928

Weighted average common shares/units outstanding – diluted (7)	119,200	119,200	119,200	119,200

Nareit Funds From Operations per common share/unit – diluted (1)	$3.49	$3.63	$3.55	$3.59
________________________
(1)For additional information, please refer to pages 36-38 “Management Statements on Non-GAAP Supplemental Measures”.
(2)NOI from Development Properties is primarily attributable to the Company’s KOP 2 project. 2026 guidance assumes the continued capitalization of the Company’s Flower Mart project through year end.
(3)Non-Cash GAAP NOI adjustments include the following items: Deferred income and lease incentives, net, Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net,
Amortization of net below market rents, Deferred settlement and restoration fee income, and Other.
iv

Where Innovation Works
(4)2026 capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through year end.
(5)Total development spending includes recently stabilized, in-process, and future development projects.
(6)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(7)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and
FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss third quarter results and the current business environment during the Company’s October 23, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://events.q4inc.com/analyst/810842787?pwd=5kxxJfrm. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/810842787. It may be necessary to download audio software to hear the conference call.
v

Where Innovation Works
350 Mission, San Francisco, CA
01
Corporate Data &
Financial Highlights
–Company Background
–Financial Highlights
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations & Funds Available for Distribution
–Supplemental Income Statement Detail
–Net Operating Income
–Same Property Net Operating Income Analysis (Cash Basis)
–EBITDAre and Adjusted EBITDAre
The Post at Indeed Tower, Austin, TX
Kilroy Realty Q3 2026 Supplemental Report | 2

Where Innovation Works
Company
Background
Kilroy Realty Corporation (NYSE: KRC) is a publicly traded real estate investment trust and member of the S&P MidCap 400 Index. The Company owns, manages, develops, and acquires real estate assets consisting primarily of premier office and life science properties in the San Francisco
Bay Area, Los Angeles, Seattle, San Diego, and Austin.
Stabilized Office & Life Science Portfolio
at September 30, 2026
123
17.1M
buildings
square feet
76.9%
83.0%
occupied
leased
610 bps
815
leased but not
yet occupied
thousand square feet
of leases executed in
3Q 2026

Investor Relations
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
(310) 481-8400
Web: www.kilroyrealty.com
E-mail: investorrelations@kilroyrealty.com

John N. Perry	SVP, Investor Relations and Capital Markets

Board of Directors
Gary R. Stevenson	Chair
Angela M. Aman
Edward F. Brennan, PhD
Daryl J. Carter
Jolie A. Hunt
David A. Kieske
Cia Buckley Marakovits
Louisa G. Ritter
Executive and Senior Management Team
Angela M. Aman	Chief Executive Officer
Justin W. Smart	President
A. Robert Paratte	EVP, Chief Leasing Officer
Sherrie S. Schwartz	EVP, Chief Human Resources Officer
Lauren N. Stadler	EVP, General Counsel and Secretary
Eliott L. Trencher	EVP, Chief Investment Officer and Interim Chief Financial Officer and Treasurer
Chandni Jalan	SVP, Chief Accounting Officer

Equity Research Coverage

Barclays	Brendan Lynch	(212) 526-9428
BofA Securities	Jana Galan	(646) 855-5042
BMO Capital Markets Corp.	John P. Kim	(212) 885-4115
BTIG	Thomas Catherwood	(212) 738-6140
Citigroup Investment Research	Seth Bergey	(212) 816-2066
Deutsche Bank Securities, Inc.	Peter Abramowitz	(212) 250-9504
Evercore ISI	Steve Sakwa	(212) 446-9462
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Dylan Burzinski	(949) 640-8780
Jefferies LLC	Joe Dickstein	(212) 778-8771
J.P. Morgan	Anthony Paolone	(212) 622-6682
Keybanc Capital Markets	Upal Rana	(917) 368-2316
Mizuho Securities USA LLC	Vikram Malhotra	(212) 282-3827
RBC Capital Markets	Mike Carroll	(440) 715-2649
Scotiabank	Nicholas Yulico	(212) 225-6904
Wells Fargo	Blaine Heck	(410) 662-2556
Wolfe Research	Ally Yaseen	(646) 582-9253

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates, or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Q3 2026 Supplemental Report | 3

Where Innovation Works

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

Three Months Ended						Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025

INCOME STATEMENT ITEMS:
Revenues	$271,604	$272,371	$270,053	$272,187	$279,744	$814,028	$840,480
Lease Termination Fees	315	364	398	1,541	309	1,077	11,569
Capitalized Interest and Debt Costs	11,867	11,632	13,991	20,632	22,574	37,490	64,455
Capitalized Internal Overhead Costs (1)	3,702	3,852	3,977	4,120	4,682	11,531	13,123
Other Capitalized Development Costs (2)	2,437	1,554	3,190	6,382	7,353	7,181	17,832
Non-Cash Amortization of Share-Based Compensation Awards	3,229	3,079	4,869	5,145	5,436	11,177	13,945
EARNINGS METRICS:
Net Income (Loss) Available to Common Stockholders	$15,506	$19,905	$(19,267)	$12,444	$156,220	$16,144	$263,677
Net Operating Income (3)	173,180	180,293	178,403	176,426	188,775	531,876	559,793
EBITDAre (4)	152,963	159,986	156,406	158,139	171,561	469,355	515,060
Company's Share of EBITDAre (4)	145,590	152,478	148,583	150,555	164,126	446,651	486,759
Company's Share of Adjusted EBITDAre (4)	144,970	151,231	147,629	148,350	161,007	443,830	481,994
Funds From Operations (5)	104,633	109,338	108,846	117,158	130,561	322,817	388,762
Funds Available for Distribution (5)	62,806	83,626	91,106	90,534	100,939	237,538	313,924
PER SHARE INFORMATION (6):
Net income (loss) available to common stockholders per share – diluted	$0.13	$0.17	$(0.16)	$0.10	$1.31	$0.14	$2.21
Funds From Operations per common share/unit – diluted (5)	0.88	0.92	0.91	0.97	1.08	2.71	3.23
Dividends declared per common share	0.54	0.54	0.54	0.54	0.54	1.62	1.62
RATIOS (7):
Net Operating Income Margin	63.8%	66.2%	66.1%	64.8%	67.5%	65.3%	66.6%
Net Debt to Company's Share of EBITDAre Ratio (4)	7.2x	7.0x	7.0x	7.0x	6.4x	N/A	N/A
Net Debt to Company's Share of Adjusted EBITDAre Ratio (4)	7.3x	7.1x	7.1x	7.1x	6.5x	N/A	N/A
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre (4)	3.0x	3.1x	3.0x	3.0x	3.2x	3.0x	3.2x
FFO / FAD Payout Ratio (5)	60.6% / 101.0%	58.0% / 75.8%	58.3% / 69.6%	55.1% / 71.3%	49.4% / 63.9%	58.9% / 80.1%	49.8% / 61.6%
STABILIZED PORTFOLIO INFORMATION:
Period End Occupancy Percentage	76.9%	77.0%	77.6%	81.6%	81.0%	76.9%	81.0%
Period End Leased Percentage	83.0%	81.5%	82.3%	83.8%	83.3%	83.0%	83.3%
Period End Occupancy Percentage excluding KOP 2	80.7%	80.8%	81.5%	N/A	N/A	80.7%	N/A
Period End Leased Percentage excluding KOP 2	84.8%	83.3%	84.3%	N/A	N/A	84.8%	N/A
Average Occupancy	76.8%	77.6%	77.4%	80.9%	80.7%	77.3%	81.0%
Average Occupancy excluding KOP 2	80.5%	81.4%	81.4%	N/A	N/A	81.1%	N/A
Lease Composition (Net / Gross) (8)	54% / 46%	53% / 47%	52% / 48%	52% / 48%	50% / 50%	N/A	N/A
________________________
Note: Refer to pages 40-43 “Definitions Included in Supplemental” for definitions of commonly used terms included throughout this report. Refer to pages 36-38 “Non-GAAP Supplemental Measures” for management statements on the
Company’s non-GAAP measures presented in this report.
(1)Primarily represents compensation costs capitalized to construction and development projects.
(2)Represents incidental property operating and carry costs capitalized to development projects.
(3)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(4)Refer to pages 10 and 45 for reconciliations of GAAP Net Income (Loss) Available to Common Stockholders to EBITDAre, Company’s Share of EBITDAre, and Company’s Share of Adjusted EBITDAre.
(5)Refer to page 6 for reconciliations of GAAP Net Income (Loss) Available to Common Stockholders to Funds From Operations and Funds Available for Distribution and page 46 for a reconciliation of GAAP Net Cash Provided by
Operating Activities to Funds Available for Distribution.
(6)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(7)Ratios are calculated based on current period amounts, except Net Debt to Company’s Share of EBITDAre and Adjusted EBITDAre Ratios, which are calculated on a trailing 12-month basis. Refer to page 34 for additional information.
(8)Based on Annualized Base Rent, including 100% of consolidated property partnerships, as of the end of the period presented.
Kilroy Realty Q3 2026 Supplemental Report | 4

Where Innovation Works

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025

ASSETS:
Land	$1,730,514	$1,730,514	$1,730,514	$1,641,913	$1,661,679
Buildings and improvements	9,103,217	9,051,287	9,011,023	8,505,486	8,658,236
Undeveloped land and construction in progress	1,627,372	1,602,626	1,585,042	2,387,742	2,355,181
Total real estate assets held for investment	12,461,103	12,384,427	12,326,579	12,535,141	12,675,096
Accumulated depreciation and amortization	(3,014,889)	(2,936,240)	(2,857,265)	(2,843,811)	(2,952,576)
Total real estate assets held for investment, net	9,446,214	9,448,187	9,469,314	9,691,330	9,722,520
Real estate and other assets held for sale, net	—	—	188,771	115,155	—
Cash and cash equivalents	94,301	253,805	192,904	179,316	372,416
Restricted cash	250	—	—	—	—
Marketable securities	34,025	34,990	31,417	30,807	33,569
Current receivables, net	16,818	12,184	15,712	12,765	13,191
Deferred rent receivables, net	420,433	423,968	425,420	424,794	436,886
Deferred leasing costs and acquisition-related intangible assets, net	272,405	264,033	271,213	278,232	229,175
Right of use ground lease assets, net	127,261	127,548	127,834	128,116	128,396
Prepaid expenses and other assets, net	64,065	67,233	52,273	54,561	56,046
Total Assets	$10,475,772	$10,631,948	$10,774,858	$10,915,076	$10,992,199

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$588,777	$590,095	$591,398	$592,685	$593,956
Unsecured debt, net	3,748,263	3,947,034	3,997,993	3,996,774	3,995,555
Unsecured line of credit	40,000	—	—	—	—
Accounts payable, accrued expenses, and other liabilities	309,288	260,644	303,808	288,963	321,188
Ground lease liabilities	126,979	127,198	127,414	127,628	127,830
Accrued dividends and distributions	63,430	63,422	63,421	65,009	64,996
Deferred revenue and acquisition-related intangible liabilities, net	112,854	117,845	122,272	125,628	127,931
Rents received in advance and tenant security deposits	82,705	77,736	79,638	75,701	74,888
Liabilities related to real estate assets held for sale	—	—	—	4,945	—
Total liabilities	5,072,296	5,183,974	5,285,944	5,277,333	5,306,344
Equity:
Stockholders’ Equity
Common stock	1,163	1,163	1,163	1,184	1,183
Additional paid-in capital	5,171,034	5,166,167	5,161,140	5,230,747	5,223,369
Retained earnings	10,558	58,881	102,859	188,876	240,810
Total stockholders’ equity	5,182,755	5,226,211	5,265,162	5,420,807	5,465,362
Noncontrolling Interests
Common units of the Operating Partnership	50,512	50,935	51,328	51,911	53,154
Consolidated property partnerships	170,209	170,828	172,424	165,025	167,339
Total noncontrolling interests	220,721	221,763	223,752	216,936	220,493
Total equity	5,403,476	5,447,974	5,488,914	5,637,743	5,685,855
Total Liabilities And Equity	$10,475,772	$10,631,948	$10,774,858	$10,915,076	$10,992,199
Kilroy Realty Q3 2026 Supplemental Report | 5

Where Innovation Works

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended							Nine Months Ended
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025		9/30/2026		9/30/2025
Revenues
Rental income		$266,750	$268,321	$265,330	$267,363	$274,909		$800,401		$826,224
Other property income		4,854	4,050	4,723	4,824	4,835		13,627		14,256
Total revenues		271,604	272,371	270,053	272,187	279,744		814,028		840,480
Expenses
Property expenses		64,639	60,134	59,283	64,673	61,764		184,056		179,053
Real estate taxes		30,253	28,302	28,782	26,556	25,878		87,337		81,008
Ground leases		3,217	3,278	3,187	2,991	3,018		9,682		9,057
General and administrative expenses		18,408	18,933	20,699	19,485	18,247		58,040		53,623
Leasing costs		2,980	2,814	3,010	2,592	2,610		8,804		7,760
Depreciation and amortization		93,165	93,560	94,344	92,623	87,487		281,069		262,231
Total expenses		212,662	207,021	209,305	208,920	199,004		628,988		592,732
Other Income (Expenses)
Interest income		620	1,247	954	2,205	3,119		2,821		4,765
Interest expense		(39,376)	(41,634)	(38,511)	(32,148)	(32,152)		(119,521)		(94,144)
Other income (expense)	O t h e r i n c o m e ( e x p e n s e )	83	(248)	389	44	91		224		124
Gains on sales of depreciable operating properties	G a i n s o n s a l e s o f d e p r e c i a b l e o p e r a t i n g p r o p e r t i e s	—	—	23,525	—	110,484	G a i n s o n s a l e s o f d e p r e c i a b l e o p e r a t i n g p r o p e r t i e s	23,525	G a i n s o n s a l e s o f d e p r e c i a b l e o p e r a t i n g p r o p e r t i e s	127,038
Impairment of real estate assets (1)		—	—	(61,778)	(16,259)	—		(61,778)		—
Total other (expenses) income		(38,673)	(40,635)	(75,421)	(46,158)	81,542		(154,729)		37,783
Net Income (Loss)		20,269	24,715	(14,673)	17,109	162,282		30,311		285,531
Net (income) loss attributable to noncontrolling common units of the Operating Partnership		(151)	(193)	185	(120)	(1,524)		(159)		(2,562)
Net income attributable to noncontrolling interests in consolidated property partnerships		(4,612)	(4,617)	(4,779)	(4,545)	(4,538)		(14,008)		(19,292)
Total net income attributable to noncontrolling interests		(4,763)	(4,810)	(4,594)	(4,665)	(6,062)		(14,167)		(21,854)
Net Income (Loss) Available To Common Stockholders		$15,506	$19,905	$(19,267)	$12,444	$156,220		$16,144		$263,677
Weighted average common shares outstanding – basic		116,309	116,292	117,637	118,338	118,296		116,741		118,259
Weighted average common shares outstanding – diluted		117,240	117,063	117,637	119,153	118,822		117,544		118,724
Net Income (Loss) Available To Common Stockholders Per Share
Net income (loss) available to common stockholders per share – basic		$0.13	$0.17	$(0.16)	$0.10	$1.32		$0.14		$2.22
Net income (loss) available to common stockholders per share – diluted		$0.13	$0.17	$(0.16)	$0.10	$1.31		$0.14		$2.21
________________________
(1)During the three months ended March 31, 2026, we recognized an impairment charge of approximately $61.8 million to reduce the carrying amount of the Columbia Square Living and Jardine residential towers to their current fair value less closing costs. The sale of these properties closed in April 2026. During the three months ended December 31, 2025, we recognized an impairment charge of approximately $16.3 million to reduce the carrying amount of Sunset Media Center to its current fair value less closing costs. The sale of this property closed in December 2025.
Kilroy Realty Q3 2026 Supplemental Report | 6

Where Innovation Works

Funds From Operations & Funds Available for Distribution
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025

FUNDS FROM OPERATIONS:
Net income (loss) available to common stockholders		$15,506	$19,905	$(19,267)	$12,444	$156,220	$16,144	$263,677
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership		151	193	(185)	120	1,524	159	2,562
Net income attributable to noncontrolling interests in consolidated property partnerships		4,612	4,617	4,779	4,545	4,538	14,008	19,292
Depreciation and amortization of real estate assets		91,737	92,131	92,885	91,213	86,080	276,753	258,058
Gains on sales of depreciable operating properties		—	—	(23,525)	—	(110,484)	(23,525)	(127,038)
Impairment of real estate assets		—	—	61,778	16,259	—	61,778	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships		(7,373)	(7,508)	(7,619)	(7,423)	(7,317)	(22,500)	(27,789)
Funds From Operations		$104,633	$109,338	$108,846	$117,158	$130,561	$322,817	$388,762
Weighted average common shares/units outstanding – basic (1)		117,978	117,956	119,251	119,869	119,870	118,390	119,823
Weighted average common shares/units outstanding – diluted (1)		118,910	118,726	119,957	120,684	120,397	119,193	120,288
FFO per common share/unit – basic (2)		$0.89	$0.93	$0.91	$0.98	$1.09	$2.73	$3.24
FFO per common share/unit – diluted (2)		$0.88	$0.92	$0.91	$0.97	$1.08	$2.71	$3.23

FUNDS AVAILABLE FOR DISTRIBUTION:
Funds From Operations		$104,633	$109,338	$108,846	$117,158	$130,561	$322,817	$388,762
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures		(47,038)	(28,111)	(18,743)	(31,724)	(36,959)	(93,892)	(88,377)
Amortization of deferred revenue related to tenant-funded tenant improvements		(3,353)	(3,315)	(3,218)	(3,547)	(3,639)	(9,886)	(11,097)
Straight-line rents, net		2,832	1,502	(701)	2,358	1,303	3,633	9,270
Amortization of net below market rents		(682)	(651)	(641)	(624)	(764)	(1,974)	(2,455)
Amortization of deferred financing costs and net debt discount/premium		1,867	2,637	1,662	1,162	1,218	6,166	3,615
Non-cash amortization of share-based compensation awards		3,229	3,079	4,869	5,145	5,436	11,177	13,945
Lease related adjustments and other (3)		(818)	(1,261)	(1,380)	(640)	1,877	(3,459)	(2,426)
Adjustments attributable to noncontrolling interests in consolidated property partnerships		2,136	408	412	1,246	1,906	2,956	2,687
Funds Available for Distribution		$62,806	$83,626	$91,106	$90,534	$100,939	$237,538	$313,924
________________________
(1)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding. Diluted amounts also include non-
participating share-based awards and the dilutive impact of contingently issuable shares.
(2)Reported per common share/unit amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)Includes deferred income and lease incentives, net, deferred settlement and restoration fee income, and deferred lease termination fee income. Includes non-cash ground rent expense beginning in Q1 2026.
Kilroy Realty Q3 2026 Supplemental Report | 7

Where Innovation Works

Supplemental Income Statement Detail
(unaudited, $ in thousands)

			Three Months Ended					Nine Months Ended
			9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
	Revenues	Income Statement Category
*	Base rent	Rental income	$195,695	$195,445	$193,622	$197,081	$201,633	$584,762	$606,228
*	Tenant reimbursements	Rental income	52,936	46,994	46,527	47,779	51,867	146,457	146,215
*	Other revenues (1)	Rental income	14,878	15,951	18,417	18,442	16,656	49,246	52,253
	Deferred income and lease incentives, net (2)	Rental income	614	965	1,060	257	707	2,639	2,312
	Amortization of deferred revenue related to tenant-funded tenant improvements	Rental income	3,353	3,315	3,218	3,547	3,639	9,886	11,097
	Straight-line rents, net	Rental income	(2,832)	(1,502)	701	(2,358)	(1,303)	(3,633)	(9,270)
	Amortization of net below market rents	Rental income	682	651	641	624	764	1,974	2,455
*	Settlement and restoration fee income	Rental income	1,109	6,138	746	450	2,663	7,993	3,365
	Deferred settlement and restoration fee income	Rental income	—	—	—	—	(2,026)	—	—
	Cash lease termination fee income	Rental income	42	—	9	1,158	867	51	11,455
	Deferred lease termination fee income	Rental income	273	364	389	383	(558)	1,026	114
*	Other property income (3)	Other property income	4,854	4,050	4,723	4,824	4,835	13,627	14,256
	Total Revenues		$271,604	$272,371	$270,053	$272,187	$279,744	$814,028	$840,480

________________________
*      Represents a component of Cash Net Operating Income.
(1)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(2)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(3)Primarily comprised of transient parking income.
Kilroy Realty Q3 2026 Supplemental Report | 8

Where Innovation Works

Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Cash Operating Revenues:
Base rent	$195,695	$195,445	$193,622	$197,081	$201,633	$584,762	$606,228
Tenant reimbursements	52,936	46,994	46,527	47,779	51,867	146,457	146,215
Other revenues (1)	14,878	15,951	18,417	18,442	16,656	49,246	52,253
Settlement and restoration fee income	1,109	6,138	746	450	2,663	7,993	3,365
Other property income (2)	4,854	4,050	4,723	4,824	4,835	13,627	14,256
Total cash operating revenues	269,472	268,578	264,035	268,576	277,654	802,085	822,317
Cash Operating Expenses:
Property expenses	64,639	60,134	59,283	64,673	61,764	184,056	179,053
Real estate taxes	30,253	28,302	28,782	26,556	25,878	87,337	81,008
Ground leases	3,148	3,210	3,118	2,913	2,940	9,476	8,823
Total cash operating expenses	98,040	91,646	91,183	94,142	90,582	280,869	268,884
Cash Net Operating Income (3)	171,432	176,932	172,852	174,434	187,072	521,216	553,433
Deferred income and lease incentives, net (4)	614	965	1,060	257	707	2,639	2,312
Amortization of deferred revenue related to tenant-funded tenant improvements	3,353	3,315	3,218	3,547	3,639	9,886	11,097
Straight-line rents, net	(2,832)	(1,502)	701	(2,358)	(1,303)	(3,633)	(9,270)
Amortization of net below market rents	682	651	641	624	764	1,974	2,455
Deferred settlement and restoration fee income	—	—	—	—	(2,026)	—	—
Other (5)	(69)	(68)	(69)	(78)	(78)	(206)	(234)
Net Operating Income (3)	173,180	180,293	178,403	176,426	188,775	531,876	559,793
Lease termination fees	315	364	398	1,541	309	1,077	11,569
General and administrative expenses	(18,408)	(18,933)	(20,699)	(19,485)	(18,247)	(58,040)	(53,623)
Leasing costs	(2,980)	(2,814)	(3,010)	(2,592)	(2,610)	(8,804)	(7,760)
Other income (expense)	83	(248)	389	44	91	224	124
Interest income	620	1,247	954	2,205	3,119	2,821	4,765
Interest expense	(39,376)	(41,634)	(38,511)	(32,148)	(32,152)	(119,521)	(94,144)
Depreciation and amortization	(93,165)	(93,560)	(94,344)	(92,623)	(87,487)	(281,069)	(262,231)
Gains on sales of depreciable operating properties	—	—	23,525	—	110,484	23,525	127,038
Impairment of real estate assets	—	—	(61,778)	(16,259)	—	(61,778)	—
Net Income (Loss)	$20,269	$24,715	$(14,673)	$17,109	$162,282	$30,311	$285,531
________________________
(1)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(2)Primarily comprised of transient parking income.
(3)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Cash Net Operating Income and Net Operating Income.
(4)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(5)Includes other non-cash amounts primarily related to ground rent expense.
Kilroy Realty Q3 2026 Supplemental Report | 9

Where Innovation Works

Same Property Net Operating Income Analysis (Cash Basis)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Contribution	2026	2025	% Contribution

Total Same Property Portfolio
Number of properties	113			113
Square Feet	15,635,655			15,635,655
Average Occupancy (1)	81.2%	81.6%		81.7%	81.5%
Percent of Stabilized Portfolio	91.2%			91.2%

Cash Operating Revenues:
Base rent	$187,622	$185,885	1.0%	$560,043	$558,602	0.3%
Tenant reimbursements	50,094	49,148	0.5%	139,041	137,700	0.3%
Other revenues (2)	14,621	12,289	1.3%	42,564	38,490	0.8%
Settlement and restoration fee income	1,108	2,663	(0.9)%	7,971	3,365	0.9%
Other property income (3)	4,235	4,124	0.1%	11,834	12,058	—%
Total cash operating revenues	257,680	254,109	2.0%	761,453	750,215	2.3%
Cash Operating Expenses:
Property expenses	58,619	55,019	(2.1)%	164,730	158,824	(1.2)%
Real estate taxes	25,296	23,011	(1.3)%	71,774	70,199	(0.3)%
Ground leases	3,147	2,940	(0.1)%	9,475	8,823	(0.1)%
Total cash operating expenses	87,062	80,970	(3.5)%	245,979	237,846	(1.6)%
Cash Net Operating Income (4) (5) (6)	$170,618	$173,139	(1.5)%	$515,474	$512,369	0.7%

________________________
(1)Calculated as the average of the daily ending occupancy percentages.
(2)Primarily comprised of residential income, contractual parking income, and net of revenues deemed uncollectible.
(3)Primarily comprised of transient parking income.
(4)For Same Property Cash Net Operating Income, restoration and settlement fee income is recognized in the period in which it is received, which may not correspond with the timing of GAAP revenue recognition. Tenant prepayments are recognized in the applicable lease billing period.
(5)Refer to page 44 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Property Cash Net Operating Income.
(6)For the three months ended September 30, 2026 and 2025, Same Property Cash Net Operating Income from our One Paseo Living residential property represented 2.9% and 3.0% of total Same Property Cash Net
Operating Income, respectively. For the nine months ended September 30, 2026 and 2025, Same Property Cash Net Operating Income from our One Paseo Living residential property represented 2.9% and 2.8% of total Same Property Cash Net Operating Income, respectively.
Kilroy Realty Q3 2026 Supplemental Report | 10

Where Innovation Works

EBITDAre and Adjusted EBITDAre
(unaudited, $ in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net Income (Loss)	$20,269	$24,715	$(14,673)	$17,109	$162,282	$30,311	$285,531
Interest expense	39,376	41,634	38,511	32,148	32,152	119,521	94,144
Depreciation and amortization	93,165	93,560	94,344	92,623	87,487	281,069	262,231
Taxes	153	77	(29)	—	124	201	192
Gains on sales of depreciable operating properties	—	—	(23,525)	—	(110,484)	(23,525)	(127,038)
Impairment of real estate assets	—	—	61,778	16,259	—	61,778	—
EBITDAre	152,963	159,986	156,406	158,139	171,561	469,355	515,060
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(7,373)	(7,508)	(7,823)	(7,584)	(7,435)	(22,704)	(28,301)
Company's Share of EBITDAre	145,590	152,478	148,583	150,555	164,126	446,651	486,759
Interest income	(620)	(1,247)	(954)	(2,205)	(3,119)	(2,821)	(4,765)
Company's Share of Adjusted EBITDAre	$144,970	$151,231	$147,629	$148,350	$161,007	$443,830	$481,994
02
Portfolio Data
–Stabilized Portfolio Occupancy Overview by Region
–Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top 20 Tenants
–Tenant Industry Diversification
–2026 Acquisitions
–2026 Dispositions and Assets Under Contract
–Consolidated Ventures (Noncontrolling Property Partnerships)
Maple Plaza, Beverly Hills, CA
Kilroy Realty Q3 2026 Supplemental Report | 12

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region (1) (2)
(unaudited)

			Total Rentable Square Feet	Occupied at		Leased at
	YTD NOI %	Rentable Square Feet %		9/30/2026	6/30/2026	9/30/2026	6/30/2026

SAN FRANCISCO BAY AREA
San Francisco CBD	25.6%	19.9%	3,410,022	81.2%	81.3%	81.3%	82.0%
South San Francisco (3)	7.9%	9.8%	1,677,847	48.0%	47.9%	73.5%	69.5%
Other Peninsula	5.8%	4.3%	745,127	89.2%	89.4%	95.4%	89.4%
Silicon Valley	5.0%	3.6%	622,640	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area	44.3%	37.6%	6,455,636	75.3%	75.3%	82.7%	81.3%
LOS ANGELES
El Segundo	2.8%	6.4%	1,103,595	66.0%	65.4%	66.5%	65.8%
Hollywood / West Hollywood	7.4%	6.2%	1,057,790	85.9%	86.1%	95.6%	95.6%
Long Beach	2.6%	5.6%	957,063	77.2%	78.5%	84.0%	81.6%
West Los Angeles	1.3%	3.8%	655,094	56.0%	55.2%	63.8%	63.0%
Beverly Hills	1.8%	1.8%	306,366	74.9%	80.4%	86.8%	84.1%
Culver City	0.2%	1.0%	166,207	56.2%	52.2%	60.3%	52.2%
Total Los Angeles	16.1%	24.8%	4,246,115	72.2%	72.5%	78.5%	77.2%
SEATTLE
Lake Union / Denny Regrade	11.4%	12.1%	2,078,012	81.2%	80.7%	86.8%	85.9%
Bellevue	5.7%	5.4%	919,295	75.5%	74.9%	80.7%	75.6%
Total Seattle	17.1%	17.5%	2,997,307	79.5%	78.9%	84.9%	82.7%
SAN DIEGO
Del Mar	13.1%	10.7%	1,853,360	88.3%	89.2%	90.5%	89.4%
Little Italy / Point Loma	0.8%	1.9%	320,371	62.9%	62.9%	69.8%	67.3%
University Towne Center	1.8%	1.7%	283,134	81.6%	81.6%	90.3%	90.3%
Torrey Pines	1.7%	1.4%	232,166	75.1%	75.1%	75.1%	75.1%
Total San Diego	17.4%	15.7%	2,689,031	83.4%	84.1%	86.7%	85.6%
AUSTIN
Austin CBD	5.1%	4.4%	758,975	84.0%	84.0%	90.4%	88.8%
Total Austin	5.1%	4.4%	758,975	84.0%	84.0%	90.4%	88.8%
Total Stabilized Portfolio	100.0%	100.0%	17,147,064	76.9%	77.0%	83.0%	81.5%
Total Stabilized Portfolio Excluding KOP 2				80.7%	80.8%	84.8%	83.3%

Average Occupancy (4)
Quarter to Date	Quarter to Date (Excluding KOP 2)	Year to Date	Year to Date (Excluding KOP 2)
76.8%	80.5%	77.3%	81.1%
________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented. Excludes our residential property.
(2)Occupied and leased percentage calculations presented throughout this report are based on rentable square footage at the end of the period, inclusive of all remeasurements that occurred during the period.
(3)KOP 2 stabilized during the three months ended March 31, 2026.
(4)Calculated as the average of the daily ending occupancy percentages.
Kilroy Realty Q3 2026 Supplemental Report | 13

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2026	6/30/2026	9/30/2026	6/30/2026

SAN FRANCISCO BAY AREA, CALIFORNIA
100 Hooper Street	100 Hooper	San Francisco CBD	417,914	94.4%	94.4%	94.4%	94.4%
100 First Street	100 First Street	San Francisco CBD	480,457	88.2%	92.2%	88.3%	92.2%
201 Third Street	201 Third Street	San Francisco CBD	355,960	89.8%	86.4%	89.8%	90.7%
303 Second Street	303 Second Street	San Francisco CBD	784,658	63.7%	63.1%	64.0%	64.0%
350 Mission Street	350 Mission Street	San Francisco CBD	455,340	99.7%	99.7%	99.7%	99.7%
360 Third Street	360 Third Street	San Francisco CBD	436,357	45.7%	45.7%	45.7%	45.7%
250 Brannan Street	250 Brannan	San Francisco CBD	100,850	100.0%	100.0%	100.0%	100.0%
301 Brannan Street	301 Brannan	San Francisco CBD	82,834	100.0%	100.0%	100.0%	100.0%
333 Brannan Street	333 / 345 Brannan	San Francisco CBD	185,602	100.0%	100.0%	100.0%	100.0%
345 Brannan Street	333 / 345 Brannan	San Francisco CBD	110,050	99.7%	99.7%	99.7%	99.7%
350 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	234,892	100.0%	100.0%	100.0%	100.0%
352 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	232,215	100.0%	100.0%	100.0%	100.0%
354 Oyster Point Boulevard	Kilroy Oyster Point - Phase 1	South San Francisco	193,472	100.0%	100.0%	100.0%	100.0%
363 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	318,935	0.0%	0.0%	0.0%	0.0%
365 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	272,333	23.5%	22.9%	53.6%	53.0%
369 Oyster Point Boulevard *	Kilroy Oyster Point - Phase 2	South San Francisco	280,470	0.0%	0.0%	100.0%	100.0%
345 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	40,410	100.0%	100.0%	100.0%	100.0%
347 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	39,780	100.0%	100.0%	100.0%	100.0%
349 Oyster Point Boulevard	Oyster Point Tech Center	South San Francisco	65,340	0.0%	0.0%	100.0%	0.0%
900 Jefferson Avenue	Crossing 900	Other Peninsula	237,139	100.0%	100.0%	100.0%	100.0%
900 Middlefield Road	Crossing 900	Other Peninsula	122,134	98.2%	100.0%	98.2%	100.0%
4100 Bohannon Drive	Menlo Corporate Center	Other Peninsula	48,645	100.0%	100.0%	100.0%	100.0%
4200 Bohannon Drive	Menlo Corporate Center	Other Peninsula	44,081	48.6%	48.9%	48.6%	48.9%
4300 Bohannon Drive	Menlo Corporate Center	Other Peninsula	64,905	85.2%	85.3%	85.2%	85.3%
4400 Bohannon Drive *	Menlo Corporate Center	Other Peninsula	49,065	6.3%	6.3%	100.0%	6.3%
4500 Bohannon Drive	Menlo Corporate Center	Other Peninsula	64,139	100.0%	100.0%	100.0%	100.0%
4600 Bohannon Drive	Menlo Corporate Center	Other Peninsula	49,863	100.0%	100.0%	100.0%	100.0%
4700 Bohannon Drive	Menlo Corporate Center	Other Peninsula	65,156	100.0%	100.0%	100.0%	100.0%
680 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,676	100.0%	100.0%	100.0%	100.0%
690 E. Middlefield Road	680 & 690 Middlefield	Silicon Valley	171,215	100.0%	100.0%	100.0%	100.0%
1701 Page Mill Road	Page Mill / Porter	Silicon Valley	128,688	100.0%	100.0%	100.0%	100.0%
3150 Porter Drive	Page Mill / Porter	Silicon Valley	36,886	100.0%	100.0%	100.0%	100.0%
1290-1300 Terra Bella Avenue	Terra Bella	Silicon Valley	114,175	100.0%	100.0%	100.0%	100.0%
Total San Francisco Bay Area			6,455,636	75.3%	75.3%	82.7%	81.3%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q3 2026 Supplemental Report | 14

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2026	6/30/2026	9/30/2026	6/30/2026

LOS ANGELES, CALIFORNIA
2240 E. Imperial Highway	Kilroy Airport Center	El Segundo	122,870	100.0%	100.0%	100.0%	100.0%
2250 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	37.7%	37.7%	37.7%	37.7%
2260 E. Imperial Highway	Kilroy Airport Center	El Segundo	298,728	100.0%	100.0%	100.0%	100.0%
909 N. Pacific Coast Highway	The Nines	El Segundo	244,880	67.3%	66.4%	69.4%	68.3%
999 N. Pacific Coast Highway	The Nines	El Segundo	138,389	21.3%	18.3%	21.3%	18.3%
1500 N. El Centro Avenue	Columbia Square	Hollywood / West Hollywood	113,447	63.6%	63.6%	63.6%	63.6%
1525 N. Gower Street	Columbia Square	Hollywood / West Hollywood	9,610	100.0%	100.0%	100.0%	100.0%
1575 N. Gower Street	Columbia Square	Hollywood / West Hollywood	264,430	100.0%	100.0%	100.0%	100.0%
6115 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	26,237	73.4%	73.4%	98.2%	98.2%
6121 W. Sunset Boulevard	Columbia Square	Hollywood / West Hollywood	93,418	0.0%	0.0%	100.0%	100.0%
1350 Ivar Avenue	On Vine	Hollywood / West Hollywood	16,448	100.0%	100.0%	100.0%	100.0%
1355 Vine Street	On Vine	Hollywood / West Hollywood	183,129	100.0%	100.0%	100.0%	100.0%
1375 Vine Street	On Vine	Hollywood / West Hollywood	159,236	100.0%	100.0%	100.0%	100.0%
1395 Vine Street	On Vine	Hollywood / West Hollywood	2,575	100.0%	100.0%	100.0%	100.0%
8560 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	76,359	97.0%	98.9%	100.0%	100.0%
8570 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	49,276	99.0%	99.0%	99.0%	99.0%
8580 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	6,875	41.0%	41.0%	41.0%	41.0%
8590 W. Sunset Boulevard	The Sunset	Hollywood / West Hollywood	56,750	99.7%	99.7%	99.7%	99.7%
3750 Kilroy Airport Way	Aero	Long Beach	7,558	100.0%	100.0%	100.0%	100.0%
3760 Kilroy Airport Way	Aero	Long Beach	167,317	84.8%	83.1%	100.0%	84.8%
3780 Kilroy Airport Way	Aero	Long Beach	222,191	98.1%	98.1%	98.1%	98.1%
3800 Kilroy Airport Way	Aero	Long Beach	192,476	52.0%	52.0%	61.5%	55.0%
3840 Kilroy Airport Way	Aero	Long Beach	138,903	100.0%	100.0%	100.0%	100.0%
3880 Kilroy Airport Way	Aero	Long Beach	97,246	39.0%	39.0%	47.7%	47.7%
3900 Kilroy Airport Way	Aero	Long Beach	131,372	72.2%	83.8%	81.9%	93.4%
2100/2110 Colorado Avenue	Santa Monica Media Center	West Los Angeles	109,225	53.2%	53.2%	100.0%	100.0%
12233 W. Olympic Boulevard	Tribeca West	West Los Angeles	156,746	41.3%	38.0%	41.3%	38.0%
12100 W. Olympic Boulevard	Westside Media Center	West Los Angeles	155,679	68.7%	68.7%	68.7%	68.7%
12200 W. Olympic Boulevard	Westside Media Center	West Los Angeles	154,544	37.7%	37.7%	37.7%	37.7%
12312 W. Olympic Boulevard	Westside Media Center	West Los Angeles	78,900	100.0%	100.0%	100.0%	100.0%
335-345 N. Maple Drive *	Maple Plaza	Beverly Hills	306,366	74.9%	80.4%	86.8%	84.1%
3101-3243 S. La Cienega Boulevard	Blackwelder	Culver City	166,207	56.2%	52.2%	60.3%	52.2%
Total Los Angeles			4,246,115	72.2%	72.5%	78.5%	77.2%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q3 2026 Supplemental Report | 15

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2026	6/30/2026	9/30/2026	6/30/2026

SEATTLE, WASHINGTON
333 Dexter Avenue North	333 Dexter	Lake Union / Denny Regrade	618,766	100.0%	100.0%	100.0%	100.0%
401 Terry Avenue North	401 Terry	Lake Union / Denny Regrade	174,530	100.0%	100.0%	100.0%	100.0%
701 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	142,820	64.0%	64.0%	64.0%	64.0%
801 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	173,615	100.0%	100.0%	100.0%	100.0%
837 N. 34th Street	Fremont Lake Union Center	Lake Union / Denny Regrade	112,487	100.0%	71.3%	100.0%	100.0%
2001 8th Avenue	West8	Lake Union / Denny Regrade	535,395	36.7%	40.6%	58.4%	54.7%
320 Westlake Avenue North	Westlake Terry	Lake Union / Denny Regrade	184,644	100.0%	100.0%	100.0%	100.0%
321 Terry Avenue North	Westlake Terry	Lake Union / Denny Regrade	135,755	100.0%	100.0%	100.0%	100.0%
601 108th Avenue NE	Key Center	Bellevue	490,738	64.1%	63.3%	73.5%	64.1%
10900 NE 4th Street	Skyline Tower	Bellevue	428,557	88.7%	88.2%	88.9%	88.7%
Total Seattle			2,997,307	79.5%	78.9%	84.9%	82.7%
________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
Kilroy Realty Q3 2026 Supplemental Report | 16

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket (2)		9/30/2026	6/30/2026	9/30/2026	6/30/2026

SAN DIEGO, CALIFORNIA
12225 El Camino Real	Carmel Valley Corporate Center	Del Mar	58,401	100.0%	100.0%	100.0%	100.0%
12235 El Camino Real	Carmel Valley Corporate Center	Del Mar	53,751	100.0%	100.0%	100.0%	100.0%
12400 High Bluff Drive	12400 High Bluff Drive	Del Mar	216,518	91.5%	91.5%	91.5%	91.5%
3579 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	54,960	100.0%	100.0%	100.0%	100.0%
3611 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	132,425	100.0%	100.0%	100.0%	100.0%
3661 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	124,756	34.2%	34.2%	64.1%	34.2%
3721 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	117,777	80.4%	94.8%	80.4%	94.8%
3811 Valley Centre Drive	Kilroy Centre Del Mar	Del Mar	118,912	100.0%	100.0%	100.0%	100.0%
12770 El Camino Real	One Paseo	Del Mar	75,035	100.0%	100.0%	100.0%	100.0%
12780 El Camino Real	One Paseo	Del Mar	140,591	100.0%	100.0%	100.0%	100.0%
12790 El Camino Real	One Paseo	Del Mar	87,944	100.0%	100.0%	100.0%	100.0%
12830 El Camino Real	One Paseo	Del Mar	196,444	100.0%	100.0%	100.0%	100.0%
12860 El Camino Real	One Paseo	Del Mar	92,042	100.0%	100.0%	100.0%	100.0%
3745 Paseo Place	One Paseo	Del Mar	95,885	94.4%	94.1%	95.7%	96.8%
12707 High Bluff Drive	One Paseo Junction	Del Mar	59,245	91.2%	91.2%	94.6%	91.2%
12777 High Bluff Drive	One Paseo Junction	Del Mar	44,486	100.0%	100.0%	100.0%	100.0%
12340 El Camino Real	The Caminos	Del Mar	110,950	25.9%	25.9%	25.9%	25.9%
12390 El Camino Real	The Caminos	Del Mar	73,238	100.0%	100.0%	100.0%	100.0%
2100 Kettner Boulevard	2100 Kettner	Little Italy / Point Loma	212,915	50.1%	50.1%	60.5%	56.8%
2305 Historic Decatur Road	Kilroy Liberty Station	Little Italy / Point Loma	107,456	88.3%	88.3%	88.3%	88.3%
4690 Executive Drive *	4690 Executive	University Towne Center	52,074	0.0%	0.0%	47.3%	47.3%
9455 Towne Centre Drive	9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%	100.0%	100.0%
9514 Towne Centre Drive	9514 Towne Centre Drive	University Towne Center	70,616	100.0%	100.0%	100.0%	100.0%
3530 John Hopkins Court *	Nautilus	Torrey Pines	45,589	100.0%	100.0%	100.0%	100.0%
3535 General Atomics Court *	Nautilus	Torrey Pines	80,543	28.1%	28.1%	28.1%	28.1%
3550 John Hopkins Court *	Nautilus	Torrey Pines	62,739	100.0%	100.0%	100.0%	100.0%
3565 General Atomics Court *	Nautilus	Torrey Pines	43,295	100.0%	100.0%	100.0%	100.0%
Total San Diego			2,689,031	83.4%	84.1%	86.7%	85.6%
________________________
*      Excluded from the Same Property portfolio.
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
(2)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q3 2026 Supplemental Report | 17

Where Innovation Works

Stabilized Portfolio Occupancy Overview by Region, continued (1)
(unaudited)

			Rentable Square Feet	Occupied at		Leased at
	Campus	Submarket		9/30/2026	6/30/2026	9/30/2026	6/30/2026

AUSTIN, TEXAS
200 W. 6th Street	Indeed Tower	Austin CBD	758,975	84.0%	84.0%	90.4%	88.8%
Total Austin			758,975	84.0%	84.0%	90.4%	88.8%
Total Stabilized Portfolio			17,147,064	76.9%	77.0%	83.0%	81.5%
Total Stabilized Portfolio Excluding KOP 2				80.7%	80.8%	84.8%	83.3%

				Average Residential Occupancy
				Quarter to Date		Year to Date
RESIDENTIAL PROPERTY	Campus	Submarket (2)	Total No. of Units	9/30/2026	6/30/2026	9/30/2026

SAN DIEGO, CALIFORNIA
3200 Paseo Village Way	One Paseo Living	Del Mar	608	94.8%	95.6%	95.1%

________________________
(1)Includes all properties owned and included in the stabilized portfolio as of the end of the period presented.
(2)The Company defines the Del Mar submarket as Del Mar, Del Mar Heights, and Carmel Valley.
Kilroy Realty Q3 2026 Supplemental Report | 18

Where Innovation Works

Leases Executed (1)

	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)
Quarter to Date	New	Renewal	New	Renewal	Total

2nd Gen Leasing	19	14	335,401	343,139	678,540	99	$94.43	$11.48
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing	8	—	124,271	—	124,271	101	$283.72	$39.01
Total	27	14	459,672	343,139	802,811

	# of Leases		Square Feet			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (2)	TI/LC Per Sq.Ft. / Year (2)
Year to Date	New	Renewal	New	Renewal	Total

2nd Gen Leasing	57	38	699,845	522,145	1,221,990	81	$78.32	$11.08
1st Gen / Major Repositioning / In-Process Development & Redevelopment Leasing	16	—	414,248	—	414,248	148	$300.54	$29.53
Total	73	38	1,114,093	522,145	1,636,238

	Quarter to Date		Year to Date
2nd Gen Leasing Change in Rents	Changes in GAAP Rents (3)	Changes in Cash Rents (4)	Changes in GAAP Rents (3)	Changes in Cash Rents (4)

Leases Signed On Space Vacant Less Than or Equal to 12 Months	37.9%	13.9%	32.8%	12.6%
All Leases Signed	30.6%	9.7%	17.5%	2.1%

Retention Rate Calculations	Quarter to Date	Year to Date

Retention Rate	78.3%	45.0%
Retention Rate, including subtenants	81.2%	50.2%

Leases Signed But Not Yet Commenced (5)	Period of Estimated Lease Commencement (6)
	Q4 2026	H1 2027	H2 2027	2028 and Beyond	Total

Square Feet	250,650	315,277	327,366	509,270	1,402,563
Annualized Base Rent (“ABR”)	$14,153	$17,359	$16,741	$52,448	$100,701
ABR per Sq. Ft.	$56.47	$55.06	$51.14	$102.99	$71.80

Net Leases					78%
Gross Leases					22%
Total ABR					100%
________________________
(1)Includes 100% of consolidated property partnerships. Excludes leases with a lease term of less than one year (i.e. short-term leases). During the three months ended September 30, 2026, the Company signed 11,880 square feet of new short-term leasing on vacant space. During the nine months ended September 30, 2026, the Company signed 122,169 square feet of short-term leases, comprised of 76,437 square feet of new leasing on vacant space and 45,732 square feet of renewal leasing.
(2)Includes tenant improvements and third-party leasing commissions, and excludes tenant-funded tenant improvements and indirect leasing costs.
(3)Calculated as the change between the expiring GAAP rent and the new GAAP rent for the same space. When necessary, lease structures are modified (adjusted for net leases) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(4)Calculated as the change between the expiring cash rent and the new cash rent for the same space. When necessary, lease structures are modified (adjusted for net leases) for comparability. Space that was vacant when the property was acquired is excluded from these calculations.
(5)Includes 1,041,888 square feet of new leasing on previously vacant space, 144,798 square feet of non-stabilized development leasing, and 215,877 square feet that has been backfilled or re-leased to a subtenant as of
September 30, 2026, but has not yet commenced.
(6)Represents estimated achievement of revenue recognition for the associated lease agreements.
Kilroy Realty Q3 2026 Supplemental Report | 19

Where Innovation Works

Stabilized Portfolio Capital Expenditures
($ in thousands)

Quarter to Date						Year to Date
	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025

Recurring Capital Expenditures: (1)
Capital Improvements	$8,451	$6,576	$2,974	$10,068	$9,529	$18,001	$29,712
Tenant Improvements & Leasing Commissions	38,587	21,535	15,769	21,656	27,430	75,891	58,665
Total	$47,038	$28,111	$18,743	$31,724	$36,959	$93,892	$88,377

Average Capital Expenditures to Average NOI Ratio - Trailing Five Quarters	18.1%

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025

Major Repositioning Capital Expenditures: (2)
Capital Improvements	$—	$—	$—	$60	$39	$—	$834
Total	$—	$—	$—	$60	$39	$—	$834

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	2026	2025

First Generation Capital Expenditures:
Tenant Improvements & Leasing Commissions	$21,372	$14,738	$8,980	$5,098	$4,268	$45,090	$14,016
Total	$21,372	$14,738	$8,980	$5,098	$4,268	$45,090	$14,016

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents significant non-recurring capital expenditures for repositioning space that is expected to result in additional revenue generated when the space is re-leased.
Kilroy Realty Q3 2026 Supplemental Report | 20

Where Innovation Works

Stabilized Portfolio Lease Expirations (1) (2) (3)
($ in thousands, except for Annualized Base Rent per sq. ft.)

# of Expiring Leases	22	67	77	70	73	79	28	23	21	17	32
% of Total Leased Sq. Ft.	1.8%	7.6%	8.5%	11.7%	13.5%	20.5%	10.2%	9.2%	5.5%	4.9%	6.6%
ABR	$10,710	$36,146	$68,070	$80,152	$106,144	$164,652	$87,249	$69,878	$47,294	$36,991	$60,523
% of Total ABR	1.4%	4.7%	8.9%	10.4%	13.8%	21.4%	11.4%	9.1%	6.2%	4.8%	7.9%
ABR per Sq. Ft.	$44.56	$36.71	$61.39	$52.61	$60.16	$61.58	$65.38	$58.85	$65.56	$57.98	$70.44
________________________
(1)Represents all in-place leases as of September 30, 2026, excluding intercompany leases.
(2)Adjusting for leases that have been backfilled or re-leased to a subtenant as of September 30, 2026 but not yet commenced, the 2026, 2027, 2028, and 2031 expirations would be reduced by 86,875, 26,143, 53,394, and 30,608 square feet, respectively.
(3)Includes 100% of consolidated property partnerships.
Kilroy Realty Q3 2026 Supplemental Report | 21

Where Innovation Works

Stabilized Portfolio Lease Expirations by Region (1)
($ in thousands, except for Annualized Base Rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Base Rent per Sq. Ft.

2026	San Francisco Bay Area	3	19,545	0.1%	$1,197	0.2%	$61.24
	Los Angeles	13	106,052	0.9%	3,729	0.5%	35.16
	Seattle	4	109,332	0.8%	5,464	0.7%	49.98
	San Diego	2	5,414	—%	320	—%	59.11
	Austin	—	—	—%	—	—%	—
	Total	22	240,343	1.8%	$10,710	1.4%	$44.56

2027	San Francisco Bay Area	5	34,600	0.3%	$1,347	0.2%	$38.93
	Los Angeles	46	794,446	6.1%	27,453	3.6%	34.56
	Seattle	9	69,446	0.5%	2,119	0.3%	30.51
	San Diego	7	86,136	0.7%	5,227	0.6%	60.68
	Austin	—	—	—%	—	—%	—
	Total	67	984,628	7.6%	$36,146	4.7%	$36.71

2028	San Francisco Bay Area	14	623,426	4.8%	$40,773	5.4%	$65.40
	Los Angeles	43	207,793	1.6%	12,321	1.6%	59.29
	Seattle	8	91,050	0.7%	4,008	0.5%	44.02
	San Diego	12	186,495	1.4%	10,968	1.4%	58.81
	Austin	—	—	—%	—	—%	—
	Total	77	1,108,764	8.5%	$68,070	8.9%	$61.39

2029	San Francisco Bay Area	16	583,477	4.5%	$31,960	4.2%	$54.78
	Los Angeles	24	439,892	3.4%	22,818	3.0%	51.87
	Seattle	12	243,270	1.9%	10,897	1.3%	44.79
	San Diego	17	252,673	1.9%	14,242	1.9%	56.37
	Austin	1	4,211	—%	235	—%	55.81
	Total	70	1,523,523	11.7%	$80,152	10.4%	$52.61

2030	San Francisco Bay Area	16	856,319	6.6%	$55,157	7.2%	$64.41
	Los Angeles	21	232,023	1.8%	13,765	1.7%	59.33
	Seattle	9	459,089	3.5%	21,656	2.8%	47.17
	San Diego	26	211,344	1.6%	15,161	2.0%	71.74
	Austin	1	5,454	—%	405	0.1%	74.26
	Total	73	1,764,229	13.5%	$106,144	13.8%	$60.16

2031 and Beyond	San Francisco Bay Area	39	2,703,793	20.8%	$210,297	27.3%	$77.78
	Los Angeles	64	1,198,127	9.1%	68,153	8.9%	56.88
	Seattle	34	1,402,508	10.7%	61,627	8.0%	43.94
	San Diego	45	1,488,507	11.4%	97,824	13.0%	65.72
	Austin	18	621,301	4.9%	28,686	3.6%	46.17
	Total	200	7,414,236	56.9%	$466,587	60.8%	$62.93
________________________
(1)Includes 100% of consolidated property partnerships.
Kilroy Realty Q3 2026 Supplemental Report | 22

Where Innovation Works

Top 20 Tenants (1) (2)
($ in thousands)

#	Tenant Name	Region	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Significant Lease Expiration(s) (3)	Weighted Average Remaining Lease Term (Years)
1	Global technology company	Seattle / San Diego	$44,696	849,826	5.8%	5.0%	2032 / 2033 / 2037	6.8
2	Cruise LLC	San Francisco Bay Area	35,449	374,618	4.6%	2.2%	2031	5.2
3	Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.3%	2.5%	2034	7.8
4	Adobe Systems, Inc.	San Francisco Bay Area / Seattle	27,917	537,368	3.6%	3.1%	2027 (4) / 2031	4.6
5	Box, Inc.	San Francisco Bay Area	25,334	296,613	3.3%	1.7%	2028 (5) / 2040	11.6
6	Salesforce, Inc.	San Francisco Bay Area / Seattle	24,706	472,016	3.2%	2.8%	2029 / 2030 / 2032	3.6
7	Okta, Inc.	San Francisco Bay Area	24,206	293,001	3.2%	1.7%	2028	2.1
8	DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.1%	1.4%	2032	5.3
9	Netflix, Inc.	Los Angeles	21,854	361,388	2.9%	2.1%	2032	5.8
10	Cytokinetics, Inc.	San Francisco Bay Area	18,167	234,892	2.4%	1.4%	2033	7.1
11	DIRECTV, LLC	Los Angeles	16,085	532,956	2.1%	3.1%	2026 / 2027 (6)	0.9
12	Tandem Diabetes Care, Inc.	San Diego	15,884	181,949	2.1%	1.1%	2035	8.6
13	Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.0%	2030	3.9
14	Neurocrine Biosciences, Inc.	San Diego	14,397	273,021	1.9%	1.6%	2029 / 2031	4.5
15	Viacom International, Inc.	Los Angeles	13,718	220,330	1.8%	1.3%	2028	2.3
16	Indeed, Inc.	Austin CBD	13,430	330,394	1.8%	1.9%	2034	8.3
17	Sony Group Corporation	San Francisco Bay Area / Los Angeles	13,397	131,642	1.7%	0.8%	2030	3.5
18	Amazon.com	Seattle	12,921	283,979	1.7%	1.7%	2030	3.4
19	Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,974	1.6%	0.8%	2030	3.3
20	Splunk, Inc.	San Francisco Bay Area	10,323	100,850	1.3%	0.6%	2031	5.2
	Total Top 20 Tenants		$417,225	6,616,154	54.4%	38.8%		5.0

________________________
(1)Includes subsidiaries of the tenant listed.
(2)The information presented is based on Annualized Base Rent as of September 30, 2026 and includes 100% of consolidated property partnerships.
(3)Significant lease expirations include those greater than 25,000 rentable square feet.
(4)The 2027 lease expiration represents 31,409 rentable square feet that expires on June 30, 2027.
(5)The 2028 lease expiration represents 53,676 square feet that expires on June 30, 2028, of which 26,859 square feet has been re-leased, commencing on July 1, 2028.
(6)The 2026 lease expiration represents 49,255 rentable square feet that expired on September 30, 2026, and the 2027 lease expiration represents the remaining 483,701 rentable square feet that expires on September
30, 2027.
Kilroy Realty Q3 2026 Supplemental Report | 23

Where Innovation Works

Tenant Industry Diversification (1) (2)

Annualized Base Rent	Square Feet

Other, 8%
Life Science and Health Care, 19%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 9%
Media, 6%
Technology, 51%

Other, 10%
Life Science and Health Care, 17%
Finance, Insurance, and Real Estate, 7%
Professional, Business, and Other Services, 10%
Media, 8%
Technology, 48%

________________________
(1)Based on the North American Industry Classification System as of September 30, 2026.
(2)Includes 100% of consolidated property partnerships. Based on occupied square footage in the Stabilized Portfolio as of September 30, 2026, excluding month-to-month and intercompany leases.
Kilroy Realty Q3 2026 Supplemental Report | 24

Where Innovation Works

2026 Acquisitions
($ in millions)

	Submarket	Month of Acquisition	Acreage	Purchase Price (1)
1st Quarter
Land
1900 Broadway (2)	Other Peninsula	February	1.1	$36.0

2nd Quarter
None			—	—

3rd Quarter
None			—	—

Total			1.1	$36.0
________________________
(1)Excludes acquisition-related costs and purchase price credits.
(2)During the three months ended March 31, 2026, acquired an interest in a fully-entitled land site that can support a 251,000-square-foot office building. Concurrent with closing, signed a 20-year lease with Cooley LLP for approximately 145,000 square feet, bringing the project to 58% leased. Our joint venture partner contributed $9.0 million toward the purchase of the land.
Kilroy Realty Q3 2026 Supplemental Report | 25

Where Innovation Works

2026 Dispositions and Assets Under Contract
($ in millions)

Operating Property Dispositions	Submarket	Month of Disposition	Number of Buildings	Rentable Square Feet / No. of Units	Sales Price (1)
1st Quarter
Office
Kilroy Sabre Springs (2)	I-15 Corridor	January	3	427,764	$124.5
12348 High Bluff Drive (Del Mar Tech Center)	Del Mar	March	1	39,192	21.0
Total			4	466,956	$145.5

2nd Quarter
Residential
Hollywood Residential Properties (3)	Hollywood	April		393 units	$202.0
3rd Quarter
None			—	—	—

Total Office and Residential					$347.5

Development Pipeline Under Contract (4)	Submarket	Acreage Under Contract	Anticipated Sales Price (1)

1633 26th Street (5)	West Los Angeles	2 acres	$41.0
Santa Fe Summit - PA1 (5)	56 Corridor	5 acres	38.0
Santa Fe Summit - PA2 (5)	56 Corridor	17 acres	86.0
East Village (6)	East Village	3 acres	19.5
Total Anticipated Proceeds			$184.5
________________________
(1)Represents actual or anticipated gross sales price before the impact of commissions, closing costs, and purchase price credits.
(2)Kilroy Sabre Springs includes the following buildings: 13480, 13500, and 13520 Evening Creek Drive North, San Diego, CA.
(3)The Hollywood Residential Properties include the 200-unit Columbia Square Living property located at 1550 N. El Centro Avenue, Los Angeles, CA and the 193-unit Jardine property located at 6390 De Longpre
Avenue, Los Angeles, CA.
(4)Subject to purchase and sale agreements and non-refundable deposits as of the date of this filing.
(5)Anticipated to close upon receipt of residential entitlements and permits, which is expected to occur beginning in phases in early 2027.
(6)Anticipated to close during the fourth quarter. No impairment was recorded as of September 30, 2026 as the property did not meet held-for-sale criteria and was deemed recoverable based on a probability-weighted undiscounted future cash flow assessment.
Kilroy Realty Q3 2026 Supplemental Report | 26

Where Innovation Works

Consolidated Ventures (Noncontrolling Property Partnerships)
(unaudited, $ in thousands)

Property	Venture Partner	Submarket	Portfolio	Rentable Square Feet	KRC Ownership % (1)
100 First Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	Stabilized	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Investment Management	San Francisco CBD	Stabilized	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Other Peninsula	Stabilized	359,273	93%
1900 Broadway, Redwood City, CA	Local developer	Other Peninsula	Development	251,000	97%

Stabilized Portfolio Consolidated Venture Net Operating Income Reconciliation	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Operating Revenues:
Base rent	$26,573	$25,307	$79,768	$79,637
Tenant reimbursements	4,157	4,390	11,916	11,849
Other revenues (3)	149	20	229	2,221
Settlement and restoration fee income	525	—	525	212
Other property income (4)	591	625	1,619	1,849
Total cash operating revenues	31,995	30,342	94,057	95,768
Cash Operating Expenses:
Property expenses	7,421	6,776	20,581	20,059
Real estate taxes	2,345	2,283	6,919	6,743
Total cash operating expenses	9,766	9,059	27,500	26,802
Cash Net Operating Income	22,229	21,283	66,557	68,966
Deferred income and lease incentives, net (5)	215	370	957	1,112
Amortization of deferred revenue related to tenant-funded tenant improvements	412	482	1,284	1,416
Straight-line rents, net	(421)	176	(2,734)	(1,794)
Net Operating Income	22,435	22,311	66,064	69,700
Lease termination fees	134	134	402	10,992
General and administrative expenses	—	(1)	(18)	(10)
Leasing costs	(79)	(39)	(142)	(91)
Other expense	—	—	(1)	(4)
Interest income	87	—	87	—
Depreciation and amortization	(7,936)	(8,045)	(23,866)	(24,599)
Net Income	$14,641	$14,360	$42,526	$55,988

KRC Share of Cash Net Operating Income (6)	$14,606	$14,312	$43,189	$45,743
________________________
(1)Reflects the KRC ownership percentage at time of agreement. For 900 Jefferson Avenue and 900 Middlefield Road, actual percentage may vary depending on cash flows or promote structure. For 1900 Broadway, reflects expected KRC ownership percentage upon completion of development activities.
(2)For 900 Jefferson Avenue and 900 Middlefield Road, KRC and our partner receive an 8% preferred return on invested capital. Any cash flows received above that amount are shared with our partner as a 10% promote, with the remaining proceeds distributed according to our respective ownership percentages.
(3)Primarily comprised of contractual parking income and net of revenues deemed uncollectible.
(4)Primarily comprised of transient parking income.
(5)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
(6)Reflects KRC share after consolidating elimination entries.
03
Development
–Stabilized Development & Redevelopment Projects
–In-Process Development & Redevelopment Projects
–Future Development Pipeline
Kilroy Oyster Point Phase 2, South San Francisco, CA
Kilroy Realty Q3 2026 Supplemental Report | 28

Where Innovation Works

Stabilized Development & Redevelopment Projects
($ in millions)

							% Leased
	Location	Construction Start Date	Stabilization Date (1)	Rentable Square Feet	Total Estimated Investment	Total Project % Occupied	As of 9/30/2026	As of Filing

1st Quarter
363, 365, and 369 Oyster Point Boulevard (Kilroy Oyster Point - Phase 2)	South San Francisco	2Q 2021	1Q 2026	871,738	$1,175	7%	49%	49%
2nd Quarter
None				—	—	—%	—%	—%
3rd Quarter
None				—	—	—%	—%	—%
Total				871,738	$1,175	7%	49%	49%
________________________
(1)Represents the earlier of the date the project achieves 95% occupancy or one year from substantial completion of base building components.
Kilroy Realty Q3 2026 Supplemental Report | 29

Where Innovation Works

In-Process Development & Redevelopment Projects
($ in millions)

% Leased
UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred	As of 9/30/2026	As of Filing

None				—	$—	$—	—%	—%
Total				—	$—	$—	—%	—%

Kilroy Realty Q3 2026 Supplemental Report | 30

Where Innovation Works

Future Development Pipeline
($ in millions)

	Location	Approx. Developable Square Feet / Resi Units (1)	Cost Basis, Net (2)

San Francisco Bay Area
Flower Mart	San Francisco CBD	2,300,000	$690
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	253
1900 Broadway (3)	Other Peninsula	251,000	78
Los Angeles
1633 26th Street (4)	West Los Angeles	190,000	17
Seattle
SIXO	Lake Union / Denny Regrade	925,000 and 650 units	197
San Diego
Santa Fe Summit (4)	56 Corridor	600,000 - 650,000	118
2045 Pacific Highway	Little Italy / Point Loma	275,000	52
Kilroy East Village (4)	East Village	1,100 units	63
Austin
Stadium Tower	Stadium District / Domain	493,000	76
Total			$1,544
________________________
(1)Project scope, including the estimated developable square feet or number of residential units, could change materially from estimates provided due to one or more of the following: significant changes in the economy, market conditions, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes, or project design.
(2)Represents costs incurred as of September 30, 2026, net of environmental liability obligations, asset retirement obligations, and municipal bonds proceeds received related to public infrastructure improvements.
(3)Owned in a consolidated joint venture. Project is 58% pre-leased and is anticipated to commence construction in 2027, with delivery scheduled for 2030, at which time the Company’s ownership interest is expected to be 97%.
(4)Subject to signed purchase and sale agreements and non-refundable deposits as of the date of this filing. Refer to page 25 “2026 Dispositions and Assets Under Contract” for additional information.
04
Debt &
Capitalization Data
–Capital Structure
–Debt Maturities
–Debt Covenants & Leverage Ratios
Blackwelder, Culver City, CA
Kilroy Realty Q3 2026 Supplemental Report | 32

Where Innovation Works

Capital Structure
As of September 30, 2026
($ in thousands)

	Shares / Units	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization	Stated Rate (1)	Effective Rate (2)	Maturity Date

Unsecured Debt
Revolving Credit Facility (3)		$40,000	0.5%	4.90%	4.90%	7/31/2030
Term Loan Facility (4)		200,000	2.4%	5.05%	5.18%	7/31/2031
Private Placement Senior Notes Series A due 2027		175,000	2.1%	3.35%	3.42%	2/17/2027
Private Placement Senior Notes Series B due 2029		75,000	0.9%	3.45%	3.51%	2/17/2029
Private Placement Senior Notes due 2031		350,000	4.2%	4.27%	4.32%	1/31/2031
Senior Notes due 2028 (5)		400,000	4.8%	4.75%	4.87%	12/15/2028
Senior Notes due 2029		400,000	4.8%	4.25%	4.38%	8/15/2029
Senior Notes due 2030		500,000	6.0%	3.05%	3.17%	2/15/2030
Senior Notes due 2032 (5)		425,000	5.1%	2.50%	2.63%	11/15/2032
Senior Notes due 2033 (5)		450,000	5.4%	2.65%	2.73%	11/15/2033
Senior Notes due 2035		400,000	4.8%	5.88%	6.08%	10/15/2035
Senior Notes due 2036		400,000	4.8%	6.25%	6.41%	1/15/2036
		$3,815,000	45.8%	4.14%	4.48%
Secured Debt (6)
100 Hooper St., San Francisco Bay Area		$145,834	1.8%	3.57%	3.81%	12/1/2026
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle		74,761	0.9%	4.48%	4.58%	7/1/2027
One Paseo Mixed-Use Campus, San Diego		375,000	4.5%	5.90%	6.13%	8/10/2034
		$595,595	7.2%	5.15%	5.37%
Total Debt		$4,410,595	53.0%	4.27%	4.60%

Equity and Noncontrolling Interest in the Operating Partnership (7)
Common limited partnership units outstanding (8)	1,133,562	$37,714	0.5%
Shares of common stock outstanding	116,308,988	3,869,600	46.5%
Total Equity and Noncontrolling Interest in the Operating Partnership		$3,907,314	47.0%
Total Market Capitalization		$8,317,909	100.0%
________________________
(1)The unsecured revolving credit facility and unsecured term loan facility's interest rates were calculated using the Secured Overnight Financing Rate (“SOFR”) and a margin of 1.000% and 1.150%, respectively, based on the Company’s credit rating, as of September 30, 2026. All other stated rates represent fixed interest rates.
(2)Includes the impact of an unused facility fee, amortization of deferred financing costs, and amortization of premiums/discounts.
(3)The unsecured revolving credit facility has a total borrowing capacity of $1.25 billion and two available six-month extension options.
(4)The unsecured term loan facility has a total borrowing capacity of $250.0 million. The additional $50.0 million of term loan capacity consists of delayed-draw commitments that may be drawn upon through June 11,
2027.
(5)Green bond.
(6)The mortgage notes are secured by the properties listed.
(7)Value based on closing share price of $33.27 as of September 30, 2026.
(8)Includes common units of the Operating Partnership not owned by the Company. Excludes noncontrolling interests in consolidated property partnerships.
Kilroy Realty Q3 2026 Supplemental Report | 33

Where Innovation Works

Debt Maturities
As of September 30, 2026
($ in thousands)

Total Debt (3)	$146,470	$249,125	$400,000	$475,000	$540,000	$550,000	$425,000	$450,000	$375,000	$400,000	$400,000
Weighted Average Stated Rate	3.57%	3.69%	4.75%	4.12%	3.19%	4.55%	2.50%	2.65%	5.90%	5.88%	6.25%
% of Total	3%	6%	9%	11%	12%	12%	10%	10%	9%	9%	9%
________________________
(1)The unsecured revolving credit facility has a total borrowing capacity of $1.25 billion and two available six-month extension options.
(2)The unsecured term loan facility has a total borrowing capacity of $250.0 million. The additional $50.0 million of term loan capacity consists of delayed-draw commitments that may be drawn upon through June 11,
2027.
(3)Includes scheduled principal payments for amortizing loans.
Kilroy Realty Q3 2026 Supplemental Report | 34

Where Innovation Works

Debt Covenants & Leverage Ratios
($ in thousands)

KEY DEBT COVENANTS (1)	Covenant	Actual Performance as of September 30, 2026

Unsecured Credit and Term Loan Facilities and Private Placement Notes:
Total debt to total asset value	less than 60%	33%
Fixed charge coverage ratio	greater than 1.5x	3.1x
Unsecured debt ratio	greater than 1.67x	2.88x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.58x

Unsecured Senior Notes due 2028, 2029, 2030, 2032, 2033, 2035, and 2036:
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	4.2x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	307%

NET DEBT TO COMPANY'S SHARE OF EBITDAre RATIOS	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025

Total principal amount of debt	$4,410,595	$4,572,227	$4,623,842	$4,625,442	$4,627,026
Cash and cash equivalents	(94,301)	(253,805)	(192,904)	(179,316)	(372,416)
Net debt	$4,316,294	$4,318,422	$4,430,938	$4,446,126	$4,254,610

Trailing 12-months Company's Share of EBITDAre (2)(3)	$597,206	$615,742	$631,178	$637,314	$660,337
Trailing 12-months Company's Share of Adjusted EBITDAre (2)(3)	$592,180	$608,217	$624,388	$630,344	$650,782
Net Debt to Company's Share of EBITDAre Ratio	7.2x	7.0x	7.0x	7.0x	6.4x

Net Debt to Company's Share of Adjusted EBITDAre Ratio	7.3x	7.1x	7.1x	7.1x	6.5x

________________________
(1)All covenant ratio titles utilize terms and are calculated as defined in the respective debt and credit agreements.
(2)Calculated as the sum of the Company's Share of EBITDAre and Adjusted EBITDAre for the trailing four quarters.
(3)Refer to page 45 for reconciliations of historical GAAP Net Income Available to Common Stockholders to EBITDAre for the three months ended June 30, 2025, March 31, 2025, and December 31, 2024.
05
Non-GAAP
Supplemental
Measures
West8, Seattle, WA
Kilroy Realty Q3 2026 Supplemental Report | 36

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures
This section includes management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 22,
2026 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.
Net Operating Income:
Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company’s NOI metrics are defined as follows:
•Net Operating Income - Consolidated operating revenues comprised of rental income and other property income, excluding lease termination fees, less consolidated property and related expenses (property expenses, real estate taxes, and ground leases).
•Cash Net Operating Income - NOI adjusted for certain non-cash amounts (e.g. straight-line rents, net, amortization of deferred revenue related to tenant-
funded tenant improvements, deferred income and lease incentives, net, deferred settlement and restoration fee income, the amortization of net below market rents, and related provision for bad debts).
•Same Property Cash Net Operating Income - Cash NOI for all of the properties that were owned and included in the Company’s Stabilized Portfolio for two comparable reporting periods.
The Company excludes lease termination fees from the calculation of rental revenue for the Company’s NOI metrics as they are non-recurring in nature and their exclusion provides a measure that the Company believes is more indicative of its operating performance. Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, Cash NOI, and Same Property Cash NOI, and accordingly, the Company’s NOI metrics may not be comparable to other
REITs.
The Company uses these NOI metrics to evaluate its operating performance on a portfolio basis since the NOI metrics allow the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that its NOI metrics provide useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI, Cash NOI, and Same Property Cash NOI are generally recognized as standard measures of performance in the real estate industry.
Because the Company’s NOI metrics exclude lease termination fees, leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other income and expenses, impairment of real estate assets, and gains and losses, they provide performance measures that, when compared year over year, reflect the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Additionally, because
Same Property Cash NOI excludes the change in Cash NOI from developed, redeveloped, acquired, disposed of, and held-for-sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates, and operating costs on properties.
The Company’s NOI metrics should not be viewed as alternative measures of the Company’s financial performance since they do not reflect general and administrative expenses, leasing costs, lease termination fees, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations. In addition, Same Property Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio.
Kilroy Realty Q3 2026 Supplemental Report | 37

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
EBITDAre, Company's Share of EBITDAre, and Company's Share of Adjusted EBITDAre:
The Company calculates Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in accordance with the 2017 White Paper on
EBITDAre approved by the Board of Governors of Nareit. Management believes that consolidated earnings before interest expense, tax expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on the sale of depreciable real estate and non-real estate assets, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses
(EBITDAre) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDAre gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDAre as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDAre should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs, which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other
REITs may use different methodologies for calculating EBITDAre and, accordingly, the Company’s EBITDAre calculation may not be comparable to those of other
REITs. The Company’s Share of EBITDAre is EBITDAre less amounts attributable to noncontrolling interests in consolidated property partnerships. The Company’s
Share of Adjusted EBITDAre is the Company’s share of EBITDAre less interest income.
Net Debt to Company's Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio:
Management believes that the ratios of the principal balance of debt, less cash and cash equivalents and certificates of deposit, divided by the Company’s share of
EBITDAre as well as the Company's share of Adjusted EBITDAre are useful supplemental measures of the level of borrowed capital being used to increase the potential return of the Company’s real estate investments and proxies for a measure management believes is used by many lenders and rating agencies to evaluate the Company’s ability to repay and service its debt obligations. The Company believes the ratios are beneficial disclosure to investors as supplemental means of evaluating its ability to meet obligations senior to those of the equity holders. Other REITs may use different methodologies for calculating these ratios and, accordingly, the Company’s Net Debt to Company’s Share of EBITDAre Ratio and Net Debt to Company's Share of Adjusted EBITDAre Ratio may not be
comparable to those of other REITs.
Kilroy Realty Q3 2026 Supplemental Report | 38

Where Innovation Works

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:
The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White
Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. The Company also adds back net income attributable to noncontrolling common units of the Operating
Partnership because it reports FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of
REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to those of other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
Funds Available for Distribution:
Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adjusting FFO for recurring tenant improvements, leasing commissions, and capital expenditures, amortization of deferred revenue related to tenant-funded tenant improvements, straight-line rents, net, amortization of net above (below) market rents for acquisition properties, non-cash amortization of deferred financing costs and net debt discounts and premiums, non-cash amortization of share-based compensation awards, lease related adjustments (including non-cash ground rent expense beginning in Q1 2026), gains and losses on sales of non-real estate assets, and amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to those of other REITs.
06
Definitions &
Reconciliations
2100 Kettner, San Diego, CA
Kilroy Realty Q3 2026 Supplemental Report | 40

Where Innovation Works

Definitions Included in Supplemental
Annualized Base Rent:
Annualized monthly contractual base rents from existing tenants in occupancy, including the impact of the straight-lining of rent escalations and the amortization of free rent periods and excluding the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Amounts represent percentage of total portfolio annualized contractual base rental revenue.
Capital Expenditures:
Expenditures for capital improvements, tenant improvements costs (excluding tenant-funded tenant improvements), and leasing commissions.
Effective Rate:
Represents the Stated Rate, including the impact of the amortization of any premiums/discounts and debt issuance costs.
Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office, life science, and retail properties, and the date of substantial completion for residential properties.
FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.
First Generation ("1st Gen") Capital Expenditures:
Capital expenditures for space not yet leased at recently completed Development and Redevelopment Properties that have been added to the Stabilized
Portfolio. Does not include expenditures for In-Process development and Redevelopment Projects or acquisition properties. These costs are not subtracted in the calculation of FAD.
1st Gen Leasing:
New leasing activity on vacant space at recently completed Development, Redevelopment, and properties classified as Major Repositioning that have been added to the Stabilized Portfolio. Also includes new leasing activity at space that was vacant upon acquisition.
Fixed Charge Coverage Ratio - Company’s Share of EBITDAre:
Calculated as Company’s Share of current period EBITDAre divided by gross interest expense (excluding amortization of deferred debt issuance costs and debt discounts/premiums) and current year accrued preferred dividends.
FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.
Kilroy Realty Q3 2026 Supplemental Report | 41

Where Innovation Works

Definitions Included in Supplemental, continued
GAAP Rent:
Rental revenue recognized on a straight-line basis over the lease term, including the impact of contractual rent escalations, free rent periods, and amortization for lease incentives due under existing leases.
Gross Lease Types:
Represents leases where the landlord is obligated to pay the tenant's proportionate share of certain operating expenses.
Interest Coverage Ratio:
Calculated as EBITDAre divided by gross interest expense (excluding amortization of deferred debt costs and debt premiums/discounts).
Major Repositioning:
Space for which significant non-recurring capital expenditures are incurred to reposition and is expected to result in additional revenue generated when re-
leased. Capital improvements for this space are not subtracted in the calculation of FAD. Tenant improvement and leasing commissions for this space are included in 2nd Gen Capital Expenditures.
Net Lease Types:
Represents leases where the tenant is obligated to pay a share of certain operating expenses.
Net Operating Income Margin:
Calculated as Net Operating Income divided by total revenues.
Percentage Leased
Represents Percentage Occupied, adjusted for leases executed but have not yet achieved revenue recognition.
Percentage Occupied
Represents economic occupancy for space that has achieved revenue recognition for the associated lease agreements.
Recurring Capital Expenditures:
Recurring capital expenditures related to previously leased space and space at acquired operating properties in the Stabilized Portfolio. Also includes tenant improvements, leasing commissions, market ready, and spec suite capital expenditures for properties classified as Major Repositioning. These recurring costs are subtracted in the calculation of FAD.
Redevelopment Properties/Projects:
Properties or projects for which the Company expects to spend significant development and construction costs pursuant to a formal plan to change its use.
Rentable Square Feet:
Reflects the latest Building Owners and Managers Association (“BOMA”) measurement. All occupied and leased percentages presented throughout this report are calculated based on rentable square feet at the end of the period(s) presented.
Kilroy Realty Q3 2026 Supplemental Report | 42

Where Innovation Works

Definitions Included in Supplemental, continued
Retention Rate (Leases Executed):
Calculated as the percentage of square footage renewed by existing tenants at lease expiration or termination divided by the square footage of space renewed by existing tenants and lease expirations during the period. Excludes square footage of short-term leases.
Retention Rate (Leases Executed Including Subtenants):
Retention rate, inclusive of leases with subtenants where the Company does not expect to experience downtime in occupancy between leases.
Same Property Portfolio:
The Same Property Portfolio includes all properties owned and included in the Stabilized Portfolio for two comparable reporting periods, i.e., owned and included in the Stabilized Portfolio as of January 1, 2025 and still owned and included in the Stabilized Portfolio as of September 30, 2026. It includes the residential portfolio, which consists of the 608 residential units at the Company’s One Paseo mixed-use property in the Del Mar, California submarket.
Excludes undeveloped land, development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and properties classified as held for sale.

Same Property Portfolio Rollforward
	Number of Buildings	Square Feet

Same Property Portfolio as of December 31, 2025	112	15,549,413
Stabilized Acquisition Properties Added (1)	2	103,731
Dispositions and Held for Sale (2)	(1)	(39,192)
Remeasurements	—	21,703
Same Property Portfolio as of September 30, 2026	113	15,635,655
Stabilized Development Property Excluded from Same Property	5	972,877
Stabilized Acquisition Properties Excluded from Same Property	5	538,532
Stabilized Portfolio as of September 30, 2026	123	17,147,064
________________________
(1) One Paseo Junction was added to the Same Property Portfolio in 2026.
(2) Excludes the two residential properties classified as held for sale as of March 31, 2026 and disposed of in April 2026, measured in units, as well as Kilroy Sabre Springs, which was classified as held for sale as of December 31, 2025 and not included in the Same Property Portfolio.
Second Generation ("2nd Gen") Leasing
Leasing at properties in the Stabilized Portfolio related to space that has been previously leased. All renewals are considered 2nd Gen leasing.
Kilroy Realty Q3 2026 Supplemental Report | 43

Where Innovation Works

Definitions Included in Supplemental, continued
Stabilized Portfolio:
The Stabilized Portfolio includes all properties with the exception of the development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, undeveloped land, and properties classified as held for sale.

Stabilized Portfolio Rollforward (1)
	Number of Buildings	Square Feet

Stabilized Portfolio as of December 31, 2025	121	16,292,164
Stabilized Development Properties	3	871,738
Dispositions (2)	(1)	(39,192)
Remeasurements	—	22,354
Stabilized Portfolio as of September 30, 2026	123	17,147,064
________________________
(1) Excludes our residential property measured in units.
(2) Excludes Kilroy Sabre Springs, which was classified as held for sale as of December 31, 2025 and not included in the Stabilized Portfolio, and the two residential properties disposed of in April 2026, measured in units.
Stated Rate:
The rate at which interest expense is recorded per the respective loan documents.
Straight-Line Rents, Net:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.
Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building modifications before being placed in service.
Total Debt
Represents the gross aggregate principal amount due as of September 30, 2026. Excludes unamortized deferred financing costs for the unsecured revolving credit and term loan facilities, unsecured senior notes, and secured debt, and unamortized discounts for the unsecured senior notes.
Total Portfolio:
The Total Portfolio includes all properties, with the exception of the Development and Redevelopment Properties currently committed for construction, under construction, or in the tenant improvement phase, and undeveloped land.

Total Portfolio
	Number of Buildings	Square Feet

Stabilized Portfolio	123	17,147,064
Total Portfolio as of September 30, 2026	123	17,147,064
Kilroy Realty Q3 2026 Supplemental Report | 44

Where Innovation Works

Reconciliation of Net Income Available to Common Stockholders to
Same Property Cash Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Net Income Available to Common Stockholders	$15,506	$156,220	$16,144	$263,677
Net income available to noncontrolling common units of the Operating Partnership	151	1,524	159	2,562
Net income attributable to noncontrolling interests in consolidated property partnerships	4,612	4,538	14,008	19,292
Net Income	20,269	162,282	30,311	285,531
Adjustments:
Impairment of real estate assets	—	—	61,778	—
Gains on sales of depreciable operating properties	—	(110,484)	(23,525)	(127,038)
Depreciation and amortization	93,165	87,487	281,069	262,231
Interest expense	39,376	32,152	119,521	94,144
Interest income	(620)	(3,119)	(2,821)	(4,765)
Other (income) expense	(83)	(91)	(224)	(124)
Leasing costs	2,980	2,610	8,804	7,760
General and administrative expenses	18,408	18,247	58,040	53,623
Lease termination fees	(315)	(309)	(1,077)	(11,569)
Net Operating Income	173,180	188,775	531,876	559,793
Other (2)	69	78	206	234
Deferred settlement and restoration fee income	—	2,026	—	—
Amortization of net below market rents	(682)	(764)	(1,974)	(2,455)
Straight-line rents, net	2,832	1,303	3,633	9,270
Amortization of deferred revenue related to tenant-funded tenant improvements	(3,353)	(3,639)	(9,886)	(11,097)
Deferred income and lease incentives, net (3)	(614)	(707)	(2,639)	(2,312)
Cash Net Operating Income	171,432	187,072	521,216	553,433
Non-Same Property Cash Net Operating Income	(814)	(13,933)	(5,742)	(41,064)
Same Property Cash Net Operating Income	$170,618	$173,139	$515,474	$512,369
________________________
(1)Based upon the Same Property Portfolio as of September 30, 2026, which was comprised of 113 properties.
(2)Includes other non-cash amounts primarily related to ground rent expense.
(3)Includes non-cash adjustments attributable to lease-related matters, including GAAP revenue recognition timing differences.
Kilroy Realty Q3 2026 Supplemental Report | 45

Where Innovation Works

Reconciliation of Historical Net Income Available to Common
Stockholders to Company’s Share of Adjusted EBITDAre
(unaudited, $ in thousands)

Three Months Ended
	6/30/2025	3/31/2025	12/31/2024
Net Income	$79,568	$43,681	$65,034
Interest expense	30,844	31,148	33,245
Depreciation and amortization	87,625	87,119	89,121
Taxes (1)	17	51	—
Gain on sale of operating properties	(16,554)	—	—
Gain on sales of long-lived assets	—	—	(5,979)
EBITDAre	181,500	161,999	181,421
EBITDAre attributable to noncontrolling interests in consolidated property partnerships	(13,586)	(7,280)	(7,843)
Company's Share of EBITDAre	167,914	154,719	173,578
Interest income	(512)	(1,134)	(4,790)
Company's Share of Adjusted EBITDAre	$167,402	$153,585	$168,788

________________________
(1)Commencing in January 1, 2025, the Company began adjusting for taxes, which are included in Other income (expense) on the Company’s Consolidated Statement of Operations. EBITDAre and Adjusted EBITDAre for
the period ending December 31, 2024 have not been conformed to our new presentation to maintain consistency with previously reported financial ratios.
Kilroy Realty Q3 2026 Supplemental Report | 46

Where Innovation Works

Reconciliation of GAAP Net Cash Provided by Operating Activities to
Funds Available for Distribution
(unaudited, $ in thousands)

		Three Months Ended				Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
GAAP Net Cash Provided by Operating Activities	$156,148	$78,207	$150,695	$109,078	$176,568	$385,050	$457,235
Adjustments:
Recurring tenant improvements, leasing commissions, and capital expenditures	(47,038)	(28,111)	(18,743)	(31,724)	(36,959)	(93,892)	(88,377)
Depreciation of non-real estate furniture, fixtures, and equipment	(1,428)	(1,429)	(1,459)	(1,410)	(1,407)	(4,316)	(4,173)
Net changes in operating assets and liabilities (1)	(39,387)	42,682	(30,811)	22,819	(31,579)	(27,516)	(24,642)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(5,238)	(7,100)	(7,207)	(6,177)	(5,411)	(19,545)	(25,102)
Cash adjustments related to investing and financing activities	(251)	(623)	(1,369)	(2,052)	(273)	(2,243)	(1,017)
Funds Available for Distribution	$62,806	$83,626	$91,106	$90,534	$100,939	$237,538	$313,924
________________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities, current receivables, prepaid expenses and other assets, accounts payable, accrued expenses and other liabilities, rents received in advance, and tenant security deposits.
This Supplemental Financial Report contains "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions, and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project”, and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty
Corporation’s current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of Kilroy
Realty Corporation’s control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-
looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.
Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges;
significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance;
the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and Redeveloped properties; the ability to successfully complete development and Redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and Redevelopment properties;
increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals;
and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk
Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2025, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Where Innovation Works